                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          TUESDAY MORNING CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                          TUESDAY MORNING CORPORATION
                               14621 Inwood Road
                              Dallas, Texas 75244


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 13, 1997

To the holders of Common Stock of
Tuesday Morning Corporation

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tuesday Morning Corporation (the "Company") will be held at the Company's headquarters, 14621 Inwood Road, Dallas, Texas, on May 13, 1997 at 11:00 a.m., local time, for the following purposes:

     (a) To elect one Class 2 director of the Company; and

     (b) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 2, 1997 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

                                             By Order of the Board of Directors



                                             Mark E. Jarvis
                                             Secretary

Dallas, Texas
April 15, 1997

                          TUESDAY MORNING CORPORATION
                               14621 INWOOD ROAD
                              DALLAS, TEXAS 75244

                                PROXY STATEMENT
                                    FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1997


     This Proxy Statement is furnished to stockholders of Tuesday Morning Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 13, 1997, at 11:00 A.M., local time, at the corporate offices, 14621 Inwood Road, Dallas, Texas, and at any and all adjournments or postponements thereof. Proxies in the form enclosed will be voted at the meeting, if properly executed, returned to the Company prior to the meeting and not revoked. The proxy may be revoked at any time before it is voted by giving written notice to the Secretary of the Company. This Proxy Statement and form of proxy were first mailed to stockholders of the Company on or about April 15, 1997. The Company's Annual Report, covering the Company's fiscal year ended December 31, 1996, is enclosed herewith but does not form any part of the materials for solicitation of proxies.

                       ACTION TO BE TAKEN AT THE MEETING

     At the Annual Meeting, holders of the Company's Common Stock will consider and vote for the election of H. Russell Potts as the Class 2 director of the Company, whose term will expire at the 2000 Annual Meeting of Stockholders.

     Only holders of record of Common Stock at the close of business on April 2, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Company had issued and outstanding, and entitled to vote at the Annual Meeting, approximately 7,906,000 shares of Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting, as to which such shares are entitled to vote as set forth above.

     The presence, either in person or by properly executed proxy, of the holders of record of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted toward determining whether a quorum is present at the Annual Meeting; however, abstentions and broker non-votes will have no effect on the election of directors.

     The election of each nominee for director requires the affirmative vote of the holders of record of a plurality of the outstanding voting power of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting.

     The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted (i) for the election of H. Russell Potts as the Class 2 director of the Company and (ii) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof. Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is brought before the meeting, the proxy holders may vote the proxies in their discretion. The directors do not know of any such other matter or business.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common stock as of January 31, 1997 for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the named executive officers and (iv) all of the directors and officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to its or his shares.

                  NAME                              NUMBER (1)    PERCENT
                  ----                              ----------    -------
Lloyd L. Ross.....................................  2,166,786      26.4%
   14621 Inwood Road
   Dallas, Texas 75244

Navellier & Associates  (2).......................    744,215       9.5%
   1 East Liberty Street, 3rd Floor
   Reno, Nevada 89501

Dimensional Fund Advisors, Inc. (3)...............    424,100       5.4%
   1299 Ocean Avenue
   11th Floor
   Santa Monica, California 90401

George D. Bjurman & Associates (4)................    693,260       8.8%
   10100 Santa Monica Boulevard, Suite 1200
   Los Angeles, California 90067

Jerry M. Smith....................................    485,500       5.8%
Mark E. Jarvis....................................     18,610         *
G. Michael Anderson...............................      7,400         *
James A. Mabry....................................     20,000         *
H. Russell Potts, Jr..............................          -         -
William C. Saunders...............................          -         -
All directors and executive officers as a group
  (7 persons)                                       2,698,303        31%

---------------
*  less than 1%

1. Includes shares issuable upon exercise of stock options which are vested or will be vested prior to April 30, 1997.

2. Based on information contained in Schedule 13G dated February 15, 1997. Navellier & Associates, a registered investment advisor, is deemed to have beneficial ownership of 744,215 shares as of December 31, 1996.

3. Based on information contained in Schedule 13G, dated February 5, 1997, Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 424,100 shares as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which

   Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

4. Based on information contained in Schedule 13G, dated January 14, 1997, George D. Bjurman & Associates, registered investment advisor, is deemed to be beneficial owners of 693,260 shares as of December 31, 1996.


                             ELECTION OF DIRECTORS

   H. Russell Potts has been nominated for election as the Class 2 director at the Annual Meeting. Should such nominee become unable or unwilling to accept
nomination or election, the proxy   holders may vote the proxies for the
election in his stead of any other person the Board of Directors may recommend. Mr. Potts has expressed his intention to serve the entire term for which election is sought.

   The Company's Board of Directors is divided into three classes with staggered terms. The term of the Class 2 director, to be elected at the Annual Meeting on May 13, 1997, will expire in 2000. The term of the Class 1 directors (presently Lloyd L. Ross and William C. Saunders) will expire in 1999. The term of Class 3 directors (presently Jerry M. Smith and James A. Mabry) will expire at the 1998 Annual Meeting of Stockholders. Upon expiration of their respective terms of office, nominees for the different classes of directors will be nominated for additional three-year terms.

                        DIRECTORS AND EXECUTIVE OFFICERS

   A brief description of each director and executive officer of the Company is provided below. Directors hold office until the next annual meeting of the stockholders at which their respective class is elected or until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors.

   Lloyd L. Ross, 62, is the founder of the Company. Since 1972, Mr. Ross has devoted his full time to the organization and operation of the Company and has served as Chairman of the Board and Chief Executive Officer since its incorporation in 1975. He also served as President of the Company from 1975 to 1985 and from 1989 to February 1992.

   Jerry M. Smith, 60, joined the Company in 1984, was elected Vice President-Advertising/Public Relations and Store Operations in 1986 and was elected Senior Vice President - Advertising/Public Relations and Store Operations in 1989. He was elected Executive Vice President and appointed a director in November 1992. In September 1994 Mr. Smith was elected President and Chief Operating Officer.

   James A. Mabry, 54, was elected a director of the Company in 1993. Mr. Mabry retired after 20 years of service in 1990 as Vice President and Chief Financial Officer of Horchow Mail-Order, Inc., a catalog marketer of upscale general merchandise. Since 1990, Mr. Mabry has been engaged in the management of personal investments.

   H. Russell Potts, Jr., 58, was elected a director of the Company in 1989. Mr. Potts, a Virginia state senator, is the owner and President of Sports Production, Inc., a packager of major sports events, which he founded in 1981.

   William C. Saunders, 50, was appointed to the board in December 1996. Mr. Saunders is President and CEO of HighwayMaster Corporation, a telecommunications company based in Dallas. Previously, he was Chairman and CEO of Saunders, Lubinski and White, Inc., a Dallas advertising agency.

   Mark E. Jarvis, 45, joined the Company in September 1992 as Senior Vice President and Chief Financial Officer. From 1988 to 1992, he served in several capacities (most recently as Vice President and Treasurer) for Pier One Imports, Inc., a specialty retailer.

   G. Michael Anderson, 44, joined the Company in September 1989. In 1991 he was appointed Vice President Buying - Smallwares Division. Mr. Anderson was appointed Senior Vice President, Buying Group in December 1996.

   The Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable for monetary damages to the Company or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of (i) a breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) an act related to the unlawful stock repurchase or payment of a dividend pursuant to
Section 174 of Delaware General Corporation Law; and (iv) transactions from which the director derived an improper benefit. The Company has entered into agreements with each of its directors obligating the Company to indemnify its directors to the fullest extent permitted by Delaware law and the Company's Certificate of Incorporation.

   Directors who are not executive officers receive an annual retainer from the Company in the amount of $7,500 and receive reimbursement for their out-of-pocket expenses incurred in attending Board meetings. Directors who are employees of the Company do not receive any additional remuneration for serving as directors.

   During the year ended December 31, 1996, the Board of Directors held four regular meetings. All directors attended all of the meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

   The Audit Committee, composed of Mr. Potts and Mr. Mabry, is empowered to review the Company's principal policies for accounting, internal control and financial reporting, to meet periodically with the Company's independent auditors and to recommend to the Board of Directors whether or not to engage the independent auditors for the succeeding year. The Audit Committee met one time during 1996 and all members were in attendance.

   The Compensation Committee is composed of Mr. Potts and Mr. Mabry. Reference is made to the report of the Company's Compensation Committee set forth elsewhere herein. The Compensation Committee met one time during 1996 and all members were in attendance.

SUMMARY OF EXECUTIVE COMPENSATION

   The following table sets forth information concerning compensation paid or accrued by the Company during the three years ended December 31, 1996 to or for the Company's chief executive officer and the three other highest compensated executive officers of the Company.

                             ANNUAL COMPENSATION      LONG TERM COMPENSATION
                             -------------------  ------------------------------
                                                   NUMBER OF
                                                   SECURITIES
                                                   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR       SALARY   OPTIONS/SAR'S  COMPENSATION(1)
---------------------------  -----       -------  -------------  ---------------

Mr. Ross...................  1996       $375,400           --         $5,751
CEO                          1995        354,150           --          6,769
                             1994        325,000           --          5,088
Mr. Smith..................  1996        297,600                       9,670
Pres.                        1995        297,100      100,000          7,085
                             1994        227,500      100,000          5,467
Mr. Jarvis.................  1996        164,600           --          8,010
Sr. V.P.-CFO                 1995        157,950           --          6,610
                             1994        152,500           --          5,907
Mr. Anderson  (2)..........  1996        128,100           --          4,870
Sr. V.P.

(1) The amounts indicated reflect the aggregate value of the Company's contributions for each of the named executive officers to the Company's 401(k) defined contribution plan, group term life insurance and the Company's stock purchase plan.
(2) Mr. Anderson was promoted to the position of Senior Vice President, Buying Group, in December 1996.

STOCK OPTIONS

   The Company has adopted an incentive Option Plan covering 1,500,000 shares of Common Stock of the Company. As restated, the Option Plan was approved by the stockholders of the Company in May 1992. The purpose of the Option Plan is to strengthen the Company's ability to attract and retain key employees and to furnish additional incentives to such persons by encouraging them to become owners of Common Stock. The administration of the Option Plan is provided by the Compensation Committee of the Board of Directors, which has the authority to determine the terms on which options are granted under the Option Plan.

   Under the Option Plan, each option must be granted at an exercise price of not less than the fair market value of the shares as of the date of grant. Each option must be exercised, if at all, during a period established in the grant which may not exceed 10 years from the date of grant (five years with respect to any employee who owns more than 10% of the Company's capital stock). An employee may not transfer or assign any option granted and may not exercise any options after a specified period after termination of the employee's employment. The options vest over a period set by the Compensation Committee. The Company had outstanding qualified stock options to purchase an aggregate of 214,850 shares. The fair market value of the Company's shares as of January 31, 1997 was $23.875 per share.

   The Company has also granted non-qualified stock options supplementary to the Option Plan. As of February 28, 1997, the Company had outstanding non-qualified stock options to purchase an aggregate of 675,000 shares. All of these options were granted at exercise prices of not less than the fair market value of the shares as of the date of grant.

   No new options were granted in 1996.

   The following table sets forth certain information with respect to the options exercised by the executive officers named in the above compensation table during the year ended December 31, 1996 or held by such persons at December 31, 1996.

                                         Number of Securities
               Shares                       Underlying          Value of Unexercised In-the-
              Acquired                Unexercised Options at          Money Options at
                 on        Value         December 31, 1996           December 31, 1995
  Name        Exercise  Realized(1)  Exercisable/Unexercisable  Exercisable/Unexercisable(1)
--------------------------------------------------------------------------------------------
Mr. Ross         -           -              300,000/-                4,905,000/-
Mr. Smith      25,000     459,375           468,300/8,700            7,177,150/156,600
Mr. Jarvis       -           -               16,400/11,100             192,700/130,425
Mr. Anderson    5,400      99,225             7,400/5,700               86,950/70,725

________________
(1) Market value of underlying securities at exercise or year-end, minus the exercise or base price.

STOCK PRICE PERFORMANCE

   Set forth below is a line graph indicating the stock price performance of the Company's Common Stock for the five years ended December 31, 1996, as contrasted with (i) the Nasdaq Market Value Index and (ii) a peer group of companies consisting of Consolidated Stores Corp.; MacFrugal's Bargains, Close-Outs, Inc.; Ross Stores, Inc.; TJX Companies, Inc., and Stein Mart, Inc.

   Two of the companies comprising a portion of the peer group have been changed because management believes that two members of the previous peer group no longer provide a meaningful comparison. 50-Off Stores declared bankruptcy in 1996 and is no longer traded and Melville Corporation has undergone a strategic restructuring which has resulted in its becoming a drug store company known as CVS. The new peer group consists of the remaining three companies from the old and two additional companies. TJX Companies, Inc. and Stein Mart, Inc. were selected in good faith as being in similar lines of business as the Company.



                               (Graph goes here)



             COMPARISON OF TOTAL RETURN OF THE COMPANY, PEER GROUP
                                AND BROAD MARKET

                              FISCAL  YEAR ENDING
                              -------------------
COMPANY                 1991     1992     1993     1994     1995     1996
--------------------------------------------------------------------------------
Tuesday Morning Corp     100     69.17    36.67    39.17    36.67   142.50
Peer Group               100    135.76   142.13   103.79   117.38   262.60
Broad Market             100    100.98   121.13   127.17   164.96   204.98

CERTAIN TRANSACTIONS

     Since 1994, Mr. Ross has incurred indebtedness from the Company from time to time. This receivable had a balance of $2,679,000 at December 31, 1996 and bears interest at the prime rate of interest (currently 8.50%). It is due and payable in full upon demand.

   In 1992, Jerry M. Smith, an executive officer at the Company, received a loan, secured by Company stock, for the purchase of Tuesday Morning stock. This loan bears interest at prime and had a maximum outstanding balance of $124,000. The note matures during 1999.

   During 1996, the Company paid to Saunders, Lubinski and White approximately $11 million for media, advertising and production services. Mr. Saunders, a director of the Company, was an officer of Saunders, Lubinski and White, however he is no longer affiliated with them.

SECTION 16A - BENEFICIAL OWNERSHIP COMPLIANCE

   Under the securities laws of the United States, the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates have been established for these reports, and the Company is required to disclose in this proxy statement any failure to file by these dates. All of these filing requirements were satisfied.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officers of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the company.

                            STOCKHOLDERS' PROPOSALS

   Any proposals that stockholders of the Company desire to have presented at the 1998 annual meeting of stockholders must be received by the Company at its principal executive offices no later than December 12, 1997.

                                 MISCELLANEOUS

   The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

   Representatives of KPMG Peat Marwick LLP, the Company's independent auditors, are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire and to be available to respond to appropriate questions.

                                             By Order of the Board of Directors



                                             MARK E. JARVIS
                                             Secretary


Dallas, Texas
April 15, 1997

                      REPORT OF THE COMPENSATION COMMITTEE


   The Company's Compensation Committee is empowered to review, and to recommend to the full Board of Directors, the annual compensation, long-term incentive compensation and compensation procedures for all executive officers of the Company. Recommendations with respect to fiscal 1996 compensation were made by a Compensation Committee consisting of H. Russell Potts and James A. Mabry. Recommendations with respect to fiscal 1997 compensation will be made by the current members of the Compensation Committee, Messrs. Potts and Mabry.

   Executive officer compensation consists of a base salary component and stock option component. In determining the base salary component of executive officer compensation, the Compensation Committee evaluates numerous factors including the Company's financial performance related to the goals established by the Board, the individual contribution of each executive officer, competitive compensation practices within the specialty retail industry and general inflationary economic factors. Stock price performance has not been an important consideration in determining base salary, because the price of the Company's common stock is subject to a variety of factors outside the Company's control. The level of stock option grants to executive officers is based primarily upon their relative position, responsibilities within the Company, the competitive environment in which the Company operates and the executive's performance.

   At the request of Mr. Ross, Chairman and Chief Executive Officer, the Board held his base salary from 1991 through 1994 at $325,000. In June 1995, Mr. Ross received a 15% increase to $375,000. He did not receive a salary increase during 1996. Mr. Ross, a founder of the Company, owns beneficially approximately 26.4% of the Company's outstanding stock and accordingly has a substantial portion of his net worth "at risk" to the financial performance of the Company. Accordingly, Mr. Ross' base salary has historically been determined by reference to (i) the average salaries paid to chief executive officers of comparable companies and (ii) general inflationary factors, rather than by reference to specific measures of financial performance by the Company.

   Mr. Smith, President/Chief Operating Officer and Director of the Company, did not receive a salary increase in 1994. In 1995, Mr. Smith received an increase of 32% in recognition of his promotion to President of the Company and the increase in the Company's earnings, and by reference to average salaries paid to presidents and chief operating officers of comparable companies. He did not receive a salary increase during 1996.

   This report of the Compensation Committee on executive compensation is submitted by the members of such committee as noted below.

                                             Compensation Committee

                                             H. Russell Potts, Jr.
                                             James A. Mabry

P                         TUESDAY MORNING CORPORATION

R THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

O The undersigned hereby (a) acknowledges receipt of the Notice of Annual
  Meeting of Stockholders of Tuesday Morning Corporation (the "Company") to be
X held on May 13, 1997 at 11:00 a.m., local time, and the Proxy Statement in connection therewith, and (b) appoints Jerry M. Smith and Mark E. Jarvis, and Y each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the under-signed is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that this proxy be voted as follows:

  If more than one of the proxies listed on the reverse side shall be present in person or by substitute at the meeting or any adjournment thereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.


  THIS PROXY WILL BE VOTED AS SPECIFIED ON         (Change of address)
  THE REVERSE SIDE. IF NO SPECIFICATION IS
  MADE, THIS PROXY WILL BE VOTED FOR ALL    ------------------------------------
  NOMINEES FOR DIRECTORS.
                                            ------------------------------------

                                            ------------------------------------
                                                                   _____________
                                                                   |SEE REVERSE|
                                                                   |    SIDE   |
                                                                   |___________|

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                          Please mark
                                                          your vote as
                                                          indicated in   [X]
                                                          this example

1. ELECTION OF DIRECTORS             CLASS 2 DIRECTOR (TERM EXPIRING AT THE
                                     2OOO ANNUAL MEETING): H. RUSSELL POTTS

          FOR          WITHHELD      INSTRUCTION: To withhold authority to vote
          [_]            [_]         for any individual nominee, write that
                                     nominee's name in the space below.)

                                     -------------------------------------------
                                      Change
                                        of    [_]
                                     Address


                                     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

                                     Date:_________________________________ 1997


                                     -------------------------------------------
                                                       Signature

                                     -------------------------------------------
                                                       Signature

                                     Please date the proxy and sign your name
                                     exactly as it appears hereon. Where there
                                     is more than one owner, each should sign.
                                     When signing as an attorney, administrator,
                                     executor, guardian or trustee, please add
                                     your title as such. If executed by a
                                     corporation, the proxy should be signed by
                                     a duly authorized officer. Please sign the
                                     proxy and return it promptly whether or not
                                     you expect to attend the meeting. You may
                                     nevertheless vote in person if you do
                                     attend.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE